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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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          We have issued our report dated October 20, 1999, accompanying the financial statements of Bactolac Pharmaceutical, Inc. contained in the Nutrition For Life International, Inc. Form 8-K/A. We hereby consent to the incorporation by reference of said report in the Registration Statement of Nutrition For Life International, Inc. on Form S-8 (File No. 333-99366, effective December 5, 1995).



GRANT THORNTON LLP


Houston, Texas
January 28, 2000